U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2010

AMIWORLD, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-52742	20-5928518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

60 E. 42nd Street, Suite 1225

New York, NY 10165

(Address of principal executive offices)

(212) 557-0223

(Issuer’s Telephone Number)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          Effective January 6, 2010, two of the members of our Board of Directors resigned their positions with our Company, including Mr. Orlando Jose Sosa Padron and Ms. Ingrely Veitia. Ms. Veitia also resigned her position as our Chief Financial Officer. Pursuant to our bylaws, we increased the number of our Board of Directors from six (6) to seven (7) members. Messrs. David Garin, Fermin Veitia and Luis Martinez were appointed as members of our Board of Directors to replace those directors who resigned, as well as the new director position created by our Board. Mr. Garin also assumes the position of our Chief Financial Officer. Each new director will hold such position until the earlier of their resignation, death, or the next annual meeting of our shareholders. There were no disagreements between us and those individuals who tendered their resignations regarding any business practices or procedures.

Following are the business histories of our new directors:

David Garin, age 40. Since March 2007 Mr. Garin has been employed by us as our Vice President of Finance. Mr. Garin’s principal responsibility has been the oversight of our accounting and financial functions. Mr. Garin has been employed as a member of Mr. Saito’s group of companies since November 1994. Mr. Garin graduated from Western State College with a B.A. in Accounting and Business Administration in 1990 and the University of Denver with a Master of Accountancy in 1992. Mr. Garin holds an active CPA license in the State of Colorado and a Series 6 and Series 63 SEC license and currently has memberships in the Colorado Society of CPA’s and the American Institute of CPA’s. He devotes substantially all of his business time to our affairs.

Fermin Veitia, age 44. Since June 2006 Mr. Veitia has been employed by Amiworld, Inc. as general manager of our biodiesel plant and petroleum refinery. Prior, from March 2002 through June 2006, Mr. Veitia owned and managed Oersveca, a Venezuela corporation devoted to construction, electrical engineering, and mechanics. Mr. Veitia earned a mechanical engineering degree from Lisandro Alvarado Politechnical University in 1989. He devotes substantially all of his time to our affairs.

Luis Martinez, age 58. Mr. Martinez commenced his employment with Amiworld, Inc. in December 2006 as an accountant. Since that time he has served in a variety of positions with the Company including purchasing manager, assistant general manager and plant supervisor. He currently serves in the position of head of corporate planning and resource management, a position he assumed in August 2009. Prior, from October 2000 through November 2006, Mr. Martinez served as project control officer for Sierra Nevada de Santa Marta Foundation, a company engaged in environmental projects. During his career he has served in a variety of capacities in the energy sector. Mr. Martinez earned his degree in accounting specializing in project development and information systems from University of Atlantico in 1982. Mr. Martinez holds an active CPA license in Colombia. He devotes substantially all of his business time to our affairs.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2010	AMIWORLD, INC. (Registrant) By: s/Mamoru Saito_______________________ Mamoru Saito, Chief Executive Officer

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